EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

immediate release

HELEN OF TROY LIMITED REPORTS

RESULTS FOR THE FIRST QUARTER OF FISCAL YEAR 2010

EL PASO, Texas, Jul. 9 – Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported first quarter sales and earnings for the quarter ended May 31, 2009.

First quarter sales were $143,873,000 versus sales of $145,003,000 in the same period of the prior year, a decline of 0.8 percent. First quarter net earnings were $14,509,000, or $0.47 per fully diluted share, compared with $5,558,000 or $.18 per fully diluted share for the same period in the prior year, an increase of 161 percent. First quarter net earnings for the prior year included the following significant items, net of their related income tax benefit or expense: non-cash impairment charges of $7,605,000, or $0.25 per fully diluted share, related to the write down of certain intangible assets; bad debt charge for uncollectible accounts receivable of $2,516,000, or $0.08 per fully diluted share, related to a significant customer bankruptcy filing, and gains on casualty insurance settlements of $2,635,000, or $0.09 per fully diluted share. Net earnings in the first quarter were $14,509,000, or $0.47 per fully diluted share, versus earnings without significant items in the prior year first quarter of $13,044,000, or $0.42 per fully diluted share, an increase of 11.2 percent.

First quarter sales in the Housewares Segment increased 11 percent to $42,688,000 compared to $38,472,000 for the same period last year, reflecting continued strength in our OXO brands worldwide. Sales in the Personal Care Segment decreased 5 percent to $101,185,000 in the first quarter compared to $106,531,000 for the same period last year, primarily reflecting the continuing difficult retail environment and the negative impact of foreign currency fluctuations. Gross profit for the first quarter was 40.7 percent compared to 43.5 percent in the first quarter of the prior year, a decline of 2.8 percentage points, due mainly to commodity price increases from last fiscal year that continue to cycle through cost of sales, and the negative impact of foreign currency fluctuations. Gross profit margins improved by 2.0 percentage points compared to the quarter ended February 28, 2009, primarily reflecting the favorable margin impact of the Infusium 23® acquisition.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s first quarter results, stated “We continue to execute extremely well in our market segments. During the first quarter, our sales increased in our Housewares Segment and decreased in our Personal Care Segment. We are very pleased that selling, general and administrative expenses in the first quarter declined to $39,322,000 or 27.3 percent of sales versus $45,595,000 or 31.4 percent of sales for the first quarter of the prior year, an improvement of 4.1 percentage points. Operating income before impairment charges in the first quarter increased to $19,187,000 versus $17,426,000 in the prior year first quarter, an increase of 10.1 percent. EBITDA (earnings before interest, taxes, depreciation and amortization) before share-based compensation and significant items was $23,411,000 for the first quarter versus $22,311,000 for the first quarter of the prior year, an increase of 4.9 percent.

“As of May 31, 2009, Helen of Troy’s balance sheet remained strong, with cash, cash equivalents and trading securities of $50,088,000, and shareholders’ equity of $521,722,000. The book value of Helen of Troy’s common shares as of May 31, 2009 was approximately $17.06 per fully diluted share.

“We are firmly committed to executing our strategic plan for fiscal year 2010. The economic environment remains challenging. As a leader in our product categories to our retail partners, we believe we are poised to effectively react to changes in the marketplace as they occur. We stand ready to take advantage of improvements in the future retail environment,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Thursday, July 9, 2009.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through August 31, 2009.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include kitchen tools, cutlery, bar and wine accessories, household cleaning tools, tea kettles, trash cans, storage and organization products, gardening tools, kitchen mitts and trivets, barbeque tools, and rechargeable lighting products. The Company’s products are sold  to consumers by mass merchandisers, drug store chains, warehouse clubs and grocery stores under licensed trademarks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and  TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Infusium 23®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®,  Isobel® and Ogilvie®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools®,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as non-GAAP earnings, EBITDA, and EBITDA before share-based compensation and significant items, which are presented in this press release. The following tables present a reconciliation of these financial measures to their corresponding U.S.GAAP based measures presented in the Company’s consolidated condensed statements of operations.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.  The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects” and other similar words identify forward-looking statements.  The Company cautions readers not to place undue reliance on forward-looking statements.  The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2009 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks.  Such risks include, among others, requirements to accurately project product demand and the timing of orders received from customers, our relationship with key customers, our dependence on foreign sources of supply and foreign manufacturing, the impact of high costs of raw materials and energy on cost of sales and certain operating expenses,  our dependence on the strength of retail economies, issues surrounding the impact of a prolonged recession, the impact of continued disruption in U.S. and international credit markets, the impact of potential changes in law, including U.S. tax laws and the highly subjective nature of projections of sales and earnings and the fact that future sales and earnings could vary in a material amount from our projections.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended May 31,
	2009		2008
Net sales	$143,873	100.0%	$145,003	100.0%
Cost of sales	85,364	59.3%	81,982	56.5%
Gross profit	58,509	40.7%	63,021	43.5%

Selling, general, and administrative expense	39,322	27.3%	45,595	31.4%
Operating income before impairment charges	19,187	13.3%	17,426	12.0%

Impairment charges	—	0.0%	7,760	5.4%
Operating income	19,187	13.3%	9,666	6.7%

Other income (expense):
Interest expense	(3,460)	-2.4%	(3,453)	-2.4%
Other income, net	442	0.3%	915	0.6%
Total other income (expense)	(3,018)	-2.1%	(2,538)	-1.8%
Earnings before income taxes	16,169	11.2%	7,128	4.9%

Income tax expense	1,660	1.1%	1,570	1.1%
Net earnings	$14,509	10.1%	$5,558	3.8%

Diluted earnings per share	$0.47		$0.18

Weighted average common shares used in computing diluted earnings per share	30,578		31,017

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Condensed Balance Sheet Information

(unaudited)

(in thousands)

	5/31/2009	5/31/2008
Cash, cash equivalents and trading securities	$50,088	$50,334
Receivables, principally trade, net	105,220	114,642
Inventories	168,305	149,724
Total current assets	345,100	338,775
Long-term investments	19,285	47,067
Total assets	825,347	892,792
Total current liabilities	165,725	95,962
Total long-term liabilities	137,900	222,454
Shareholders’ equity	521,722	574,376

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to Net Earnings

	Three Months Ended May 31,
	2009	2008

Net earnings	$14,509	$5,558
Interest income / expense, net	3,247	2,535
Income tax expense	1,660	1,570
Depreciation and amortization	3,878	3,445
EBITDA (Earnings before interest, taxes, depreciation and amortization)	$23,294	$13,108

EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts and gain on casualty insurance settlements

EBITDA, as calculated above	$23,294	$13,108

Add: Impairment charges	—	7,760
Share-based compensation	117	269
Charge to allowance for doubtful accounts	—	3,876
Less: Gain on casualty insurance settlements	—	(2,702)
EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts and gain on casualty insurance settlements	$23,411	$22,311

SELECTED OTHER DATA (in thousands, except per share data)

Reconciliation of Net Earnings, as reported to non-GAAP Earnings without Significant Items

	For the Three Months Ended May 31,
	2009		2008
		Diluted		Diluted
		EPS		EPS
Net earnings, as reported	$14,509	$0.47	$5,558	$0.18
Add: Impairment loss, net of tax	—	—	7,605	0.25
Charge to allowance for doubtful accounts, net of tax	—	—	2,516	0.08
Less: Gain on casualty insurance settlements, net of tax	—	—	(2,635)	(0.09)
Earnings, without significant items	$14,509	$0.47	$13,044	$0.42

Weighted average common shares used in computing diluted earnings per share	30,578		31,017

The above tables of SELECTED OTHER DATA and the accompanying press release include non-GAAP measures. EBITDA and EBITDA before share based compensation and significant items and earnings without significant items that are discussed in the accompanying press release or in the preceding tables, may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding U.S. GAAP based measures presented in our Consolidated Condensed Statements of Operations in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s U.S. GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with U.S. GAAP, are not an alternative to U.S. GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

####

2009